SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 11, 2009

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2009, Lateral Media, Inc. (the “Company”) entered into an amendment (“Amendment No. 5”) to that certain letter agreement with Trinad Capital Master Fund, Ltd. (“Trinad”), dated as of July 11, 2007, as subsequently amended on November 15, 2007, April 18, 2008, August 1, 2008 and April 30, 2009 (the “Loan Agreement”). Pursuant to the Loan Agreement, Trinad agreed to provide a loan to the Company in the principal amount of $1,000,000, as disclosed in those Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 17, 2007, November 15, 2007, April 24, 2008, August 7, 2008 and May 6, 2009, which are incorporated herein by reference. Pursuant to Amendment No. 5, the Company and Trinad agreed to (i) increase the principal amount of the loan (the “Loan”) to up to $1,250,000 and (ii) provide that the entire outstanding principal amount of the Loan and any accrued interest thereon shall be due and payable by the Company upon, and not prior to, the consummation of a sale of securities (other than a sale of shares of the Company’s common stock to officers, directors or employees of, or consultants to, the Company in connection with their services to the Company), to a third party or parties with proceeds to the Company of not less than $1,500,000.  The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 5, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference and made a part hereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Amendment No. 5 to the Loan Agreement, by and between Lateral Media, Inc. and Trinad Capital Master Fund, Ltd., dated as of June 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2009

LATERAL MEDIA, INC.

By:  /s/ Jeffrey Schwartz

Name:  Jeffrey Schwartz
Title:  Chief Executive Officer